COVEVIEW

ADVISORS

June 17, 2013

CONFIDENTIAL

Special Committee of the Board of Directors of Merisel, Inc.
127 West 30th Street
New York, NY 10001

Ladies and Gentlemen:

CoveView Advisors LLC ("CoveView") has been engaged by the Special Committee (the "Special Committee") of the Board of Directors of Merisel, Inc. (the "Company") to provide valuation services. It is CoveView's understanding that the Company and Saints Capital ("Saints") are considering a transaction (the "Proposed Transaction") whereby Saints will contribute all of the shares of Company common stock that it holds to Merisel Saints Newco, Inc., a newly formed wholly-owned subsidiary of Saints ("New Merisel"). Saints intends to cause New Merisel to merge with the Company, with the Company continuing as the surviving corporation, as a means of acquiring all of the other shares of Company common stock not owned directly or indirectly by Saints and providing a source of immediate liquidity to the holders of such shares.

As of June 12, 2013, CoveView concluded that the total enterprise value of the Company is $18.0 - $28.0 million. At the request of the Special Committee, CoveView (i) calculated a total enterprise value of the Company less the amount of net debt and Series A Preferred (face value plus accrued) of the Company, in each case, as of May 31, 2013 and as provided by Management (as defined below) on June 17, 2013, resulting in an indicative common equity range of $0.0 - $2.8 million (the "Indicative Common Equity Range") and (ii) based upon the Indicative Common Equity Range, calculated an indicative common share calculation of $0.00 to $0.11 by dividing the Indicative Common Equity Range by the 24,714,784 shares of Company common stock that were outstanding as of May 31, 2013. The above results are accompanied by the attached Supplemental Information, dated June 17, 2013 (the "Supplemental Information"), which is provided for informational purposes only and should not be relied upon to the extent such information is not explicitly set forth in this letter. CoveView has no obligation to update the results of its valuation work set forth herein or the Supplemental Information to any date after June 17, 2013, and has not undertaken to do so.

In connection with its valuation, CoveView, among other things, (i) reviewed the Company's audited financial statements on Form 10-K filed with the United States Securities and Exchange Commission (the "SEC") for the fiscal years ended December 31, 2008 through December 31, 2012 and the Company's unaudited financial statements on Form 10-Q filed with

177 BROAD STREET, 10TH FLOOR
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the SEC for the three month period ended March 31, 2013; (ii) reviewed and analyzed the Five-Year Plan and Upside Case, in each case, prepared by management of the Company ("Management"); (iii) reviewed and analyzed Management's 2013 Reforecast received by CoveView on June 7, 2013; (iv) held discussions with Management regarding operations, customers, competitors and the Company's balance sheet, as well as assumptions used by Management in the Five-Year Plan and in the Upside Case; (v) reviewed the annual cost savings projected by Management achieved through delisting and deregistration; (vi) reviewed the historical trading price and trading volume of the Company's common stock; (vii) performed certain valuation analyses using generally accepted valuation and analytical techniques including an analysis of selected public industry companies, an analysis of selected industry M&A transactions, and a discounted cash flow analysis; and (viii) performed other studies and analyses and considered such other information, as was deemed necessary or appropriate.

In connection with CoveView's analysis of selected public industry companies (the "Public Company Analysis") and its analysis of selected industry M&A transactions (the "Transaction Analysis"), it is noted that based on CoveView's review of publicly available information, none of the companies utilized for comparative purposes in the Public Company Analysis is directly comparable to the Company, and none of the transactions utilized for comparative purposes in the Transaction Analysis is directly comparable to the Proposed Transaction.

In performing its valuation, CoveView acted independently and relied on the information and projections prepared by Management, and its analysis is based on this information and projections. CoveView expresses no view as to the projections provided by Management, or the assumptions on which any of them are based, and has not made, nor assumed any responsibility for making, any independent valuation or appraisal of the assets or liabilities (contingent or otherwise) of the Company. CoveView was not engaged to act as financial advisor to the Company or the Special Committee for any purpose other than providing the results herein, and was not asked to, and did not render, a fairness opinion with respect to the publicly traded shares of Company common stock, nor is CoveView expressing an opinion on the value of the publicly traded shares of Company common stock. Without limiting the generality of the foregoing, CoveView was not engaged to conduct a sale process or solicit bids or indications of interest from third parties regarding a possible sale of the Company.

In conducting its review and arriving at its conclusions, CoveView has relied upon the accuracy and completeness of all publicly available information it reviewed and all of the financial and other information provided to CoveView, including the projections provided by Management, and has not assumed any responsibility for independently verifying the accuracy or completeness of any such information. In addition, CoveView has (i) relied upon Management as to the reasonableness and achievability of the projections provided by Management (and the assumptions and bases related thereto), (ii) assumed, with the Company's consent, that such projections reflect the best currently available estimates and good faith judgments of Management of the future competitive, operating and regulatory environments facing the Company and related financial performance of the Company and (iii) assumed, with the

Company's consent, that such projections will be realized in the amounts and in the time periods currently estimated by Management.

The Supplemental Information and the conclusions set forth in this letter are solely for the information of the Special Committee, and may not be disclosed to any other party or used for any other purpose without CoveView's prior written consent. For the avoidance of doubt, CoveView's conclusions do not constitute a recommendation to any holder of any equity or other interest in the Company with respect to any transaction.

Very truly yours,

CoveView Advisors LLC

COVEVIEW ADVISORS LLC

Supplemental Information to Valuation Letter

[See attached]

Project Chelsea

Supplemental Information – June 17, 2013

Confidential

COVEVIEW
ADVISORS

Disclaimer

This report is being delivered by CoveView Advisors LLC ("CoveView") to the Special Committee (the "Special Committee") of the Board of Directors of Merisel, Inc. ("Merisel"). This report is issued pursuant to the Engagement Letter dated April 30, 2013 between CoveView and the Special Committee (the "Engagement Letter") and is subject to the terms thereof.

This report is intended to be provided to the Special Committee in conjunction with an oral presentation by CoveView, which is necessary to fully understand the substance of this report and to interpret the information presented herein. This report speaks as of the date hereof and CoveView shall have no duty or obligation to revise or update these materials.

The information contained herein includes proprietary, sensitive and confidential information regarding Merisel which has not been, and shall not be, publicly disclosed.

This report assumes receipt of, and the accuracy of, all relevant information and documentation and access to the relevant personnel of Merisel. CoveView has used and relied upon such information provided by or on behalf of Merisel as well as publicly available information (including publicly available information regarding Merisel). CoveView does not assume responsibility for independent verification thereof nor does CoveView make any warranties or representations as to the accuracy and/or completeness of any such information, whether publicly available or otherwise furnished to us, concerning Merisel. Such information may include estimates or forecasts of future financial performance (including estimates of potential cost savings), which has been prepared by, or reviewed or discussed with, the management of Merisel, other transaction participants or has been obtained from public sources, and we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such persons or as otherwise are reasonably available. Actual results may vary from those described in this report, and such variations may be material. CoveView has not audited or otherwise verified the source data contained herein.

Our analysis herein is valid only for the stated purpose and stated effective date. The determination of value as reported herein does not represent investment advice of any kind to any person and does not constitute a recommendation to purchase or sell any securities or assets of Merisel, or to engage in any other course of action, nor does it constitute an opinion as to the fairness of such valuation, from a financial perspective or otherwise. CoveView is not expressing an opinion on the value of the public shares of Merisel and we have not been asked to, and did not, render a fairness opinion related to the publicly traded shares of Merisel in connection herewith.

This report, and any oral or other discussions relating to this report, do not amount to, and shall not be treated as, legal advice or a legal opinion, or regulatory, accounting, insurance, tax or similar professional advice, and this report shall not be construed as such. The scope of CoveView's work did not encompass an audit or examination in accordance with standards promulgated by the American Institute of Certified Public Accountants. The recipients will be solely responsible for determining that any transaction or future action by the recipients complies with applicable law.

This report and any accompanying opinion are confidential, have not been prepared with a view toward public disclosure under state or federal securities laws or otherwise and have been prepared for the sole use of the Special Committee. Unless required by law or regulations, neither this report, nor any other advice or any oral or written opinion rendered by CoveView, whether formal or informal, may be disclosed, in whole or in part, or summarized, excerpted from or otherwise referred to without CoveView's prior written consent.

Executive Summary

Introduction

Engagement Overview and Proposed Transaction	• CoveView Advisors ("CoveView") has been engaged by the Special Committee of the Board of Directors (the "Special Committee") of Merisel, Inc. ("Merisel" or the "Company") to provide valuation services • It is CoveView's understanding that Merisel and Saints Capital are considering a transaction (the "Proposed Transaction") whereby Saints will contribute all of the shares of Merisel common stock that it holds to Merisel Saints Newco, Inc., a newly formed wholly-owned subsidiary of Saints ("New Merisel"). Saints intends to cause New Merisel to merge with the Company, with New Merisel continuing as the surviving corporation, as a means of acquiring all of the other shares of MSEL common stock not owned directly or indirectly by Saints, thereby providing a source of immediate liquidity to the holders of such shares • CoveView understands that, in connection with the Proposed Transaction, the Special Committee is taking into account a number of considerations, such as trading history, public equity option value, industry and business volatility, and Management's views of the Company's opportunities and prospects. CoveView is hereby providing an enterprise valuation of the Company to the Special Committee
Scope of Analysis	• In connection with this enterprise valuation, CoveView has relied on the information and projections provided by Management and our analysis is based on this information • In conducting our analysis, we have taken the following steps: ➢ Reviewed the Company's audited financial statements on Form 10-K filed with the SEC for the fiscal years ended December 31, 2008 through December 31, 2012 and the Company's unaudited financial statements on Form 10-Q filed with the SEC for the three month period ended March 31, 2013 ➢ Reviewed and analyzed Management's Five-Year Plan and Upside Case ➢ Reviewed and analyzed Management's 2013 Reforecast received June 7, 2013 ➢ Held discussions with Management regarding operations, customers, competitors and the Company's balance sheet, as well as assumptions used by Management in the Five-Year Plan and in the Upside Case ➢ Reviewed the annual cost savings projected by Management achieved through delisting and deregistration ➢ Reviewed the historical trading price and trading volume of the Company's common stock ➢ Performed certain valuation analyses using generally accepted valuation and analytical techniques including an analysis of selected public industry companies, an analysis of selected industry M&A transactions, and a discounted cash flow analysis ➢ Performed other studies and analyses and considered such other information, as we deemed necessary or appropriate

Merisel Financial Summary

Historical and Projected Financial Information ($ millions)

									LTM	LTM	Five-Year Plan Projections				
Income Statement	2007	2008	2009	2010	2011	2012	Q1 2012	Q1 2013	03/31/13	6/30/13E	2013E	2014P	2015P	2016P	2017P
Total Revenue	93.2	84.2	62.1	71.9	69.7	58.1	13.6	12.8	57.3	61.3	60.0	59.8	61.9	63.8	65.8
Growth Over Prior Year	*10.0%*	*(9.7%)*	*(26.3%)*	*15.9%*	*(3.2%)*	*(16.6%)*	*(21.8%)*	*(5.4%)*	*(13.0%)*	*(6.2%)*	*3.3%*	*(0.3%)*	*3.6%*	*3.1%*	*3.1%*
Gross Profit	43.9	36.0	20.8	30.3	27.8	20.2	4.1	5.3	21.4	23.9	24.7	23.7	24.6	25.1	25.7
Margin %	*47.1%*	*42.8%*	*33.6%*	*42.1%*	*39.9%*	*34.8%*	*30.1%*	*40.9%*	*37.3%*	*39.0%*	*41.2%*	*39.7%*	*39.7%*	*39.3%*	*39.1%*
Adjusted EBITDA[1]	12.1	3.1	(5.8)	5.4	3.9	(1.0)	(1.2)	(0.0)	0.2	3.0	3.6	2.7	3.1	3.2	3.3
Margin %	*13.0%*	*3.7%*	*(9.4%)*	*7.4%*	*5.6%*	*(1.7%)*	*(9.1%)*	*(0.3%)*	*0.4%*	*4.9%*	*6.0%*	*4.6%*	*5.0%*	*5.0%*	*5.0%*
Net Income	33.8	(8.7)	(70.2)	(1.5)	(2.5)	(18.1)	(7.1)	(2.0)	(13.1)	(10.5)	(4.0)	(5.0)	(4.7)	(5.3)	(6.1)
Margin %	*36.3%*	*(10.4%)*	*(113.1%)*	*(2.1%)*	*(3.5%)*	*(31.2%)*	*(52.0%)*	*(15.9%)*	*(22.9%)*	*(17.2%)*	*(6.6%)*	*(8.4%)*	*(7.5%)*	*(8.4%)*	*(9.2%)*

									LTM	LTM	Five-Year Plan Projections				
Balance Sheet	2007	2008	2009	2010	2011	2012	Q1 2012	Q1 2013	03/31/13	6/30/13E	2013E	2014P	2015P	2016P	2017P
Cash	15.3	9.8	10.6	12.4	1.8	0.5	0.4	0.2	0.2	0.8	1.3	1.0	1.3	1.3	1.2
Net Working Capital	10.9	12.5	4.6	5.1	8.4	7.7	7.1	2.5	2.5	5.6	6.5	6.6	6.8	7.0	7.2
% of Revenue	*11.7%*	*14.9%*	*7.4%*	*7.1%*	*12.1%*	*13.3%*	*NM*	*NM*	*4.3%*	*9.2%*	*10.9%*	*11.0%*	*11.0%*	*11.0%*	*11.0%*
Revolving Credit	8.6	8.6	8.7	8.0	2.5	4.4	2.7	0.6	0.6	2.8	4.3	4.0	3.5	3.0	3.0
Capital Leases	0.4	0.1	1.0	0.8	1.4	0.9	1.3	1.6	1.6	1.4	1.2	1.2	1.4	1.4	1.1
Convertible Notes	-	-	-	-	-	3.6	-	4.3	4.3	2.8	2.9	3.2	3.6	3.9	4.2
Total Debt	**9.0**	**8.7**	**9.7**	**8.8**	**3.9**	**8.9**	**4.1**	**6.4**	**6.4**	**7.0**	**8.3**	**8.4**	**8.4**	**8.3**	**8.3**
Mandatorily Redeemable Preferred (face + accrued)	-	-	-	-	14.7	17.8	15.3	18.5	18.5	19.3	20.9	24.5	28.7	33.7	39.5
Convertible Preferred Stock (par)	27.3	29.5	32.0	34.6	-	-	-	-	-	-	-	-	-	-	-
Total Debt + Preferred	**36.3**	**38.3**	**41.7**	**43.4**	**18.6**	**26.7**	**19.3**	**25.0**	**25.0**	**26.3**	**29.2**	**32.9**	**37.1**	**41.9**	**47.8**

									LTM	LTM	Five-Year Plan Projections				
Cash Flow & Credit Metrics	2007	2008	2009	2010	2011	2012	Q1 2012	Q1 2013	03/31/13	6/30/13E	2013E	2014P	2015P	2016P	2017P
Total Debt	9.0	8.7	9.7	8.8	3.9	8.9	4.1	6.4	6.4	7.0	8.3	8.4	8.4	8.3	8.3
Total Debt + Preferred	36.3	38.3	41.7	43.4	18.6	26.7	19.3	25.0	25.0	26.3	29.2	32.9	37.1	41.9	47.8
Capex	2.6	2.3	2.1	0.6	2.0	4.6	0.6	1.2	5.1	5.5	2.4	2.2	2.3	2.3	2.5
EBITDA - Capex	9.5	0.8	(7.9)	4.8	1.9	(5.5)	(1.8)	(1.2)	(4.9)	(2.5)	1.2	0.5	0.8	0.9	0.8
Net Interest Expense[2]	0.4	0.1	0.3	0.4	2.3	3.7	0.9	0.9	3.7	3.9	3.9	4.3	4.9	5.6	6.5
Net Cash Interest Expense	0.3	0.1	0.3	0.4	1.0	0.4	0.1	0.1	0.3	1.0	0.5	0.4	0.3	0.3	0.3
Total Debt / EBITDA	0.7x	2.8x	NM	1.6x	1.0x	NM	NM	NM	NM	2.3x	2.3x	3.1x	2.7x	2.6x	2.5x
(Total Debt + Preferred) / EBITDA	3.0x	12.3x	NM	8.1x	4.8x	NM	NM	NM	NM	8.8x	8.1x	12.0x	12.1x	13.2x	14.6x
EBITDA / Net Cash Interest Expense	36.7x	31.2x	NM	14.8x	3.9x	NM	NM	NM	NM	3.1x	7.3x	6.7x	9.2x	9.4x	9.5x
(EBITDA - Capex) / Net Cash Interest Expense	28.9x	8.2x	NM	13.2x	1.9x	NM	NM	NM	NM	NM	2.5x	1.3x	2.3x	2.6x	2.4x
EBITDA / Net Interest Expense	31.3x	24.2x	NM	12.5x	1.7x	NM	NM	NM	0.1x	0.8x	0.9x	0.6x	0.6x	0.6x	0.5x
(EBITDA - Capex) / Net Interest Expense	24.6x	6.3x	NM	11.1x	0.8x	NM	NM	NM	NM	NM	0.3x	0.1x	0.2x	0.2x	0.1x

Sources: Historical information from 10-K's filed for years ended December 31, 2008-2012 and 10-Q's filed for three-month periods ended June 30, 2012 and March 31, 2013. LTM 6/30/13E based on Management's 2013 Reforecast received June 7, 2013. Projections from Management's Five-Year Plan.

(1) Adjusted EBITDA excludes non-recurring/extraordinary items, per Management

(2) Net Interest Expense includes Mandatorily Redeemable Series A Preferred dividends

Current Implied Enterprise Value Based on Current Stock Price

Implied Enterprise Value ($ in millions, except per share data)		
Current Share Price as of 6/11/13	**$0.25**	
Common Shares Outstanding	24,714,784	(1)
Equity Market Capitalization	$6.2	
Plus: Revolving Credit	0.6	(2)
Plus: Capital Leases	1.6	(2)
Plus: Convertible Notes	2.5	(1)(3)
Plus: Mandatorily Redeemable Preferred (face value + accrued)	18.5	(2)
Less: Cash	(0.2)	(2)
Implied Enterprise Value	**$29.2**	

Implied Multiples:	**Metric**	**Multiple**
LTM Sales	$57.3	0.5x
LTM 3/31/13 Adjusted EBITDA[4]	$0.2	NM
LTM 6/30/13E Adjusted EBITDA[4]	$3.0	9.8x
2013E EBITDA	$3.6	8.1x
2013E EBITDA[5]	$4.2	6.9x

Sources: Capital IQ, 10-Q (3-31-13), Management's Five-Year Plan, Management's 2013 Reforecast received June 7, 2013, Management's estimate of Public Company Costs

(1) Reflects April 18 conversion of $1.75 million convertible notes into 17.5 million common shares at a conversion price of $0.10 per share
(2) As of 3/31/13
(3) Convertible into 25 million common shares at a conversion price of $0.10 per share
(4) Excludes non-recurring/extraordinary items, per Management
(5) EBITDA calculated to exclude public company costs of $624k estimated by Management to give pro forma effect to the post-transaction elimination of such costs

COVEVIEW ADVISORS

Historical Stock Price and Key Events

Annotated Stock Price Graph (Last 3 years)



$1.50
$1.40
$1.30
$1.20
$1.10
$1.00
$0.90
$0.80
$0.70
$0.60
$0.50
$0.40
$0.30
$0.20
$0.10
$0.00
Jun-10
Aug-10
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Feb-11
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Oct-11
Dec-11
Feb-12
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Oct-12
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Jun-13
2/18/11: Announcement of Saints purchase of common stock and Series A Preferred from Phoenix
1/19/11: Company redeems existing Convertible Preferred for Series A Preferred plus $3.5mm cash
12/28/11: Saints proposes to acquire remaining 30.7% shares for $1.35 per share
2/8/12: Saints withdraws proposal to acquire remaining shares
8/21/12: Company issues $2mm Convertible Notes to Saints
10/29/12: Hurricane Sandy damages critical equipment
11/21/12: Company issues $1.5mm Convertible Notes to Saints
2/13/13: Company issues $0.75mm Convertible Notes to Saints
4/12/13: Filing announcing that Saints is considering terminating MSEL's status as public company by converting convertible notes and implementing short form merger for minority shares
4/22/13: Filing announcing that Saints converted $1.75mm Convertible Notes into 17.5mm common shares, increasing total number of shares to 24.7mm

COVEVIEW ADVISORS

Sources: Capital IQ, Company filings

Stock Trading Data

Trading Volumes at Selected Ranges

Range	Since 4/12/13 Filing[1]				Last 30-Days Before Filing				Last 90-Days Before Filing				Last 180-Days Before Filing			
	Number of Shares Traded	Shares Traded Percentage	Percentage of Current Float[2]	Cumulative Percentage of Current Float[2]	Number of Shares Traded	Shares Traded Percentage	Percentage of Current Float[2]	Cumulative Percentage of Current Float[2]	Number of Shares Traded	Shares Traded Percentage	Percentage of Current Float[2]	Cumulative Percentage of Current Float[2]	Number of Shares Traded	Shares Traded Percentage	Percentage of Current Float[2]	Cumulative Percentage of Current Float[2]
$0.00 - $0.10	0	0.0%	0.0%	0.0%	0	0.0%	0.0%	0.0%	0	0.0%	0.0%	0.0%	0	0.0%	0.0%	0.0%
$0.11 - $0.20	25,000	32.9%	1.1%	1.1%	23,850	100.0%	1.1%	1.1%	44,550	61.5%	2.0%	2.0%	134,440	78.2%	6.1%	6.1%
$0.21 - $0.30	17,930	23.6%	0.8%	2.0%	0	0.0%	0.0%	1.1%	27,900	38.5%	1.3%	3.3%	37,380	21.8%	1.7%	7.8%
$0.31 - $0.40	7,250	9.5%	0.3%	2.3%	0	0.0%	0.0%	1.1%	0	0.0%	0.0%	3.3%	0	0.0%	0.0%	7.8%
$0.41 - $0.50	15,110	19.9%	0.7%	3.0%	0	0.0%	0.0%	1.1%	0	0.0%	0.0%	3.3%	0	0.0%	0.0%	7.8%
$0.51 - $0.60	10,630	14.0%	0.5%	3.5%	0	0.0%	0.0%	1.1%	0	0.0%	0.0%	3.3%	0	0.0%	0.0%	7.8%
$0.61 - $0.70	0	0.0%	0.0%	3.5%	0	0.0%	0.0%	1.1%	0	0.0%	0.0%	3.3%	0	0.0%	0.0%	7.8%
$0.71 - $0.80	0	0.0%	0.0%	3.5%	0	0.0%	0.0%	1.1%	0	0.0%	0.0%	3.3%	0	0.0%	0.0%	7.8%
$0.80+	0	0.0%	0.0%	3.5%	0	0.0%	0.0%	1.1%	0	0.0%	0.0%	3.3%	0	0.0%	0.0%	7.8%
Total	75,920				23,850				72,450				171,820			

1-Year Stock Price / Volume Graph


$0.90
$0.80
$0.70
$0.60
$0.50
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$0.00
50,000
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20,000
10,000
0
Jun-12
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Apr-13
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Jun-13
Volume
Closing Price

Period	Low Price	High Price	Average Price	Volume Weighted Average Price
Since 4/12/13 Filing[1]	$0.16	$0.50	$0.29	$0.30
Last 30-Days Before Filing	$0.15	$0.20	$0.19	$0.17
Last 90-Days Before Filing	$0.15	$0.23	$0.19	$0.19
Last 180-Days Before Filing	$0.15	$0.25	$0.19	$0.19
Last 1-Year Before Filing	$0.15	$0.90	$0.39	$0.33
Last 3-Years Before Filing	$0.12	$1.35	$0.55	$0.60

Source: Capital IQ

(1) As described in the April 12, 2013 filing, Saints advised Merisel that they were considering terminating Merisel's status as a public company. Given some conditions, Saints expected to convert the necessary amount of Convertible Notes to cause their holdings of common stock of Merisel to exceed 90% of the outstanding shares and implement a short-form merger in which minority shares will receive cash for their shares of common stock

(2) Assumes current float of 2.2 million shares

COVEVIEW
ADVISORS

Total Enterprise Value Conclusion

Valuation Methodology	Low	High	Median	Average	Selected Multiple Range	Relevant Chelsea Metric	Implied TEV Range ($ millions)
Industry Public Companies Trading Analysis							
LTM Revenue	0.5x	0.8x	0.7x	0.7x	0.50x - 0.80x	$57.3	$28.7 - $45.9
2012 EBITDA	4.4x	8.2x	5.0x	5.7x	NM	($1.0)	NM
LTM EBITDA (3/31/13)	4.5x	8.2x	5.2x	5.8x	NM	$0.2	NM
LTM EBITDA (6/30/13E)[1]	4.5x	8.2x	5.2x	5.8x	4.75x - 6.50x	$3.0	$14.1 - $19.3
2013E EBITDA[1]	4.5x	7.1x	5.4x	5.6x	4.75x - 6.50x	$3.6	$17.0 - $23.3
2013E EBITDA[1][2]	4.5x	7.1x	5.4x	5.6x	4.75x - 6.50x	$4.2	$20.0 - $27.4
Industry M&A Transactions							
LTM Revenue	0.2x	1.6x	0.7x	0.7x	0.50x - 0.80x	$57.3	$28.7 - $45.9
LTM EBITDA (3/31/13)	2.8x	12.9x	7.6x	7.3x	NM	$0.2	NM
LTM EBITDA (6/30/13E)[1]	2.8x	12.9x	7.6x	7.3x	3.50x - 6.00x	$3.0	$10.4 - $17.8
2013E EBITDA[1]	2.1x	9.0x	5.0x	4.9x	3.50x - 5.50x	$3.6	$12.6 - $19.7
2013E EBITDA[1][2]	2.1x	9.0x	5.0x	4.9x	3.50x - 5.50x	$4.2	$14.7 - $23.2
Discounted Cash Flow							
Management Five-Year Plan[2]							$11.9 - $15.0
Management Upside Case[2]							$25.1 - $31.2
Total Enterprise Value Conclusion							**$18.0 - $28.0**

The determination of value as reported herein does not represent investment advice of any kind to any person and does not constitute a recommendation to purchase or sell any securities or assets of Merisel, or to engage in any other course of action, nor does it constitute an opinion as to the fairness of such valuation, from a financial perspective or otherwise. CoveView is not expressing an opinion on the value of the public shares of Merisel and we have not been asked to, and did not, render a fairness opinion related to the publicly traded shares of Merisel in connection herewith.

COVEVIEW ADVISORS

(1) 6/30/13E LTM EBITDA and 2013E EBITDA based on private information not available to public investors
(2) Excludes public company costs of $624k as estimated by Management

Indicative Common Share Calculation based on Total Enterprise Value Conclusion

The following is calculated at the request of the Special Committee:

Total Enterprise Value Conclusion:	**$18.0**	**$28.0**
Plus: Cash[1]	0.4	0.4
Less: Revolving Line of Credit[1]	(2.5)	(2.5)
Less: Capital Leases[1]	(1.4)	(1.4)
Less: Convertible Note[1]	(2.7)	(2.7)
Less: Series A Preferred (face value + accrued)[1]	(19.0)	(19.0)
Sub-Total	(25.2)	(25.2)
Indicative Common Equity Calculation	$0.0	$2.8
Number of Common Shares	24.715	24.715
Indicative Common Share Calculation	$0.00	$0.11

The determination of value as reported herein does not represent investment advice of any kind to any person and does not constitute a recommendation to purchase or sell any securities or assets of Merisel, or to engage in any other course of action, nor does it constitute an opinion as to the fairness of such valuation, from a financial perspective or otherwise. CoveView is not expressing an opinion on the value of the public shares of Merisel and we have not been asked to, and did not, render a fairness opinion related to the publicly traded shares of Merisel in connection herewith.

(1) Based on capital structure as of May 31, 2013 provided by Management on June 17, 2013

Enterprise Valuation

Overview of Valuation Methodologies

Industry Public Companies Trading Analysis	This method uses publicly traded companies similar in industry and/or business to develop relevant market multiples, such as enterprise value to EBITDA. The multiples are then applied to the Company's metrics to determine an enterprise value for the Company. Adjustments may be made to the multiples to acknowledge that the Company differs in characteristics found in the guideline public companies (e.g., size, diversification, profitability, risk, etc.)
Industry M&A Transactions Analysis	This method uses relevant historical transactions and looks at prices paid for similar companies or operating units of companies and the implied purchase price multiples of revenue or EBITDA. The multiples are then applied to the Company's metrics to determine an enterprise value for the Company. Adjustments for differences in factors (as described above in Industry Public Companies Trading Analysis) may also be applied
Discounted Cash Flow Analysis	This method determines enterprise value of the Company by calculating the present value of future cash flows that the Company is expected to generate. The two components that comprise the valuation are: (a) the present value of future cash flows for the projection period, discounted at an appropriate discount rate, and (b) the present value of the estimated residual value, which represents the future cash flows beyond the projection period. The residual value can be calculated using either a perpetual growth rate or as a multiple of the last forecasted period's EBITDA ("terminal multiple")

Public Company / M&A Transaction Commentary

Commentary

Industry Public Companies Trading Analysis

- CoveView reviewed the current trading multiples of seven publicly traded companies in the commercial printing, graphic services and marketing services industries
  - Calculated the LTM revenue and EBITDA for each of the publicly traded companies
  - Analyzed the group's trading multiples of enterprise value to their respective LTM and forward EBITDA

Industry M&A Transactions Analysis

- CoveView selected merger and acquisition transactions involving target companies that CoveView determined to be relevant to its analysis
  - Selected 26 precedent transactions
  - For each transaction, calculated the implied enterprise value as a multiple of LTM revenue, LTM EBITDA, and Forward EBITDA for each of the target companies (where publicly disclosed)

Based on our review of publicly available information, none of the companies utilized for comparative purposes in the following analysis is directly comparable to the Company, and none of the transactions utilized for comparative purposes in the following analysis is directly comparable to the Proposed Transaction. For example, the Company is not directly comparable to the selected public companies and target companies in the Industry M&A Transactions Analysis given certain characteristics including the Company's small size, business mix, customer concentration, and recent operating performance. Therefore, the Industry Public Company Trading Analysis and Industry M&A Transactions Analysis is subject to certain limitations.

CoveView does not have access to nonpublic information of any of the companies used for comparative purposes. Accordingly, a complete valuation analysis of the Company and the Proposed Transaction, and any determination of fairness with respect to the Proposed Transaction, cannot rely solely upon a quantitative review of the selected companies and selected transactions, and involve complex considerations and judgments concerning differences in financial and operating characteristics of such companies and targets, as well as other factors that could affect their value relative to that of the Company.

Industry Public Companies Trading Analysis

Valuation Metrics

Comparables	Share Price: As of 06/11/13	Share Price: % of 52 Week High	Trading Volume (LTM): Avg Daily Trading Volume ($)	Trading Volume (LTM): % of Market Cap Traded (LTM)	Equity Market Value	Enterprise Value	TEV / EBITDA: LTM	TEV / EBITDA: 2012A	TEV / EBITDA: 2013E	TEV / EBITDA: 2014P	TEV / EBITDA: 5yr Avg	TEV / Revenue: LTM	TEV / Revenue: Historical 5yr Avg	P/E: 2013E	P/E: 2014P
Cenveo, Inc.	2.14	68.4%	1.1	218.7%	136.7	1,323.5	6.7x	6.4x	6.5x	6.1x	6.3x	0.7x	0.7x	7.1x	5.0x
Consolidated Graphics, Inc.	48.27	99.2%	2.0	113.8%	468.6	580.0	4.5x	4.5x	4.8x	4.4x	4.5x	0.6x	0.5x	16.0x	13.8x
Harte-Hanks, Inc.	8.87	90.4%	1.3	58.7%	555.4	601.5	6.9x	6.6x	6.5x	6.4x	5.2x	0.8x	0.8x	14.1x	13.9x
Quad/Graphics, Inc.	24.26	98.5%	3.1	68.5%	1,170.1	2,675.8	4.7x	4.6x	4.5x	4.4x	NM[1]	0.6x	0.6x	12.2x	9.8x
R.R. Donnelley & Sons Company	12.65	94.4%	28.7	315.6%	2,302.1	5,533.0	4.5x	4.4x	4.8x	4.8x	4.0x	0.5x	0.5x	7.8x	7.9x
Schawk, Inc.	11.97	82.0%	0.3	25.1%	314.2	382.0	8.2x	8.2x	7.1x	5.0x	7.2x	0.8x	0.8x	18.4x	9.4x
Valassis Communications, Inc	25.92	82.7%	12.1	307.1%	1,032.9	1,519.5	5.2x	5.0x	5.4x	5.3x	7.6x	0.7x	0.7x	8.3x	7.7x
Average:	$19.15	87.9%	$6.9	158.2%	$854.3	$1,802.2	5.8x	5.7x	5.6x	5.2x	5.8x	0.7x	0.7x	12.0x	9.6x
Median:	$12.65	90.4%	$2.0	113.8%	$555.4	$1,323.5	5.2x	5.0x	5.4x	5.0x	5.7x	0.7x	0.7x	12.2x	9.4x
Low:	$2.14	68.4%	$0.3	25.1%	$136.7	$382.0	4.5x	4.4x	4.5x	4.4x	4.0x	0.5x	0.5x	7.1x	5.0x
High:	$48.27	99.2%	$28.7	315.6%	$2,302.1	$5,533.0	8.2x	8.2x	7.1x	6.4x	7.6x	0.8x	0.8x	18.4x	13.9x
Merisel	**$0.25**	**33.3%**	**$0.0**	**2.0%**	**$6.2**	**$29.2**	**NM**	**NM**	**8.1x**	**10.6x**	**NM**	**0.5x**	**0.5x**	**NM**	**NM**

Operating Statistics

Comparables	Last Twelve Months: Revenue	Last Twelve Months: EBITDA	Last Twelve Months: EBIT	Last Twelve Months: Net Income	Last Twelve Months: EBITDA Margin	EBITDA: 2012	EBITDA: 2013E	EBITDA: 2014P	EBITDA: 5yr Avg	Revenue[2]: 2009-2012 CAGR	Revenue[2]: 2012-2014P CAGR	Balance Sheet Statistics: Cash	Balance Sheet Statistics: Total Debt	Balance Sheet Statistics: Debt / EBITDA
Cenveo, Inc.	1,774.3	197.5	130.6	(71.8)	11.1%	208.1	204.8	217.5	211.3	(7.4%)	(1.2%)	10.6	1,197.3	6.1x
Consolidated Graphics, Inc.	1,048.2	127.8	52.7	22.2	12.2%	127.8	120.7	130.4	129.9	0.3%	0.6%	12.2	123.7	1.0x
Harte-Hanks, Inc.	760.0	87.1	63.2	(83.5)	11.5%	90.8	92.8	93.3	116.7	(3.7%)	(0.0%)	61.0	107.2	1.2x
Quad/Graphics, Inc.	4,233.9	567.5	209.7	26.0	13.4%	576.8	592.1	604.1	NM[1]	(8.3%)	(4.1%)	24.2	1,529.9	2.7x
R.R. Donnelley & Sons Company	10,235.5	1,235.2	743.0	(661.7)	12.1%	1,258.2	1,157.0	1,143.5	1,386.5	(1.1%)	(0.3%)	302.9	3,533.8	2.9x
Schawk, Inc.	459.0	46.5	26.0	(20.4)	10.1%	46.6	53.9	76.0	52.9	(1.8%)	4.0%	6.0	73.8	1.6x
Valassis Communications, Inc	2,126.0	294.5	223.4	114.2	13.9%	302.4	283.5	284.8	200.7	(1.2%)	(2.7%)	97.2	583.8	2.0x
Average:	$2,948.1	$365.1	$206.9	($96.4)	12.0%	$373.0	$357.8	$364.2	$349.7	(3.3%)	(0.5%)	$73.4	$1,021.4	2.5x
Median:	$1,774.3	$197.5	$130.6	($20.4)	12.1%	$208.1	$204.8	$217.5	$165.3	(1.8%)	(0.3%)	$24.2	$583.8	2.0x
Low:	$459.0	$46.5	$26.0	($661.7)	10.1%	$46.6	$53.9	$76.0	$52.9	(8.3%)	(4.1%)	$6.0	$73.8	1.0x
High:	$10,235.5	$1,235.2	$743.0	$114.2	13.9%	$1,258.2	$1,157.0	$1,143.5	$1,386.5	0.3%	4.0%	$302.9	$3,533.8	6.1x
Merisel - LTM 3/31/13	**$57.3**	**$0.2**	**($2.2)**	**($13.1)**	**0.4%**	**($1.0)**	**$3.6** [3]	**$2.7** [3]	**$1.1**	**(2.2%)**	**1.4%**	**$0.2**	**$23.2** [4]	**NM**
Merisel - FY 2013E[3]	**$60.0**	**$3.6**	**$0.8**	**($4.0)**	**6.0%**							**$1.3**	**$29.2**	**8.1x**

Sources: Capital IQ , company filings and Analysts' estimates

[1] Quad/Graphics, Inc. completed the acquisition of World Color Press in July 2010. Historical numbers not available for the combined entity

[2] Reflects organic revenue CAGR (adjusted for acquisitions)

[3] 2013 and 2014 projections based on Management's Five-Year Plan

[4] Includes Mandatorily Redeemable Preferred and reflects April 18 conversion of $1.75 million Convertible Notes into 17.5 million common shares

COVEVIEW ADVISORS

Comparison with Industry Public Companies

Revenue (in $mm)[(1)]



$12,000
$10.000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
$10,236
$4,234
$2,126
$1,774
$1,048
$760
$459
$60
$57
RRD
QUAD
VCI
CVO
CGX
HHS
SGK
MSEL 2013
MSEL LTM

EBITDA Margin[(1)]



16%
14%
12%
10%
8%
6%
4%
2%
0%
13.9%
13.4%
12.2%
12.1%
11.5%
11.1%
10.1%
6.0%
0.4%
VCI
QUAD
CGX
RRD
HHS
CVO
SGK
MSEL 2013
MSEL LTM

Operating Cash Flow Margin[(1)(2)]



16.0%
12.0%
8.0%
4.0%
0.0%
-4.0%
-8.0%
-12.0%
13.1%
10.8%
10.1%
9.7%
9.4%
8.5%
6.2%
2.1%
-8.5%
VCI
QUAD
RRD
CVO
HHS
CGX
SGK
MSEL 2013
MSEL LTM

Sales Growth (2011 to 2012)[(3)]



5.0%
0.0%
-5.0%
-10.0%
-15.0%
-20.0%
0.3%
-3.3%
-3.7%
-3.8%
-5.3%
-5.4%
-7.0%
-16.6%
CGX
VCI
SGK
RRD
QUAD
HHS
CVO
MSEL

COVEVIEW ADVISORS

Source: Company filings, Capital IQ, Management's Five Year Plan, Management's 2013 Reforecast received June 7, 2013
(1) Other Industry Public Companies reflect LTM 3/31/13 metrics
(2) Represents EBITDA less capital expenditures divided by sales
(3) Reflects organic sales growth (adjusted for acquisitions)

Industry M&A Transactions Analysis

Date	Buyer	Acquired Company	TEV ($mm)	LTM Revenue	LTM EBITDA	Forward EBITDA	LTM Revenue Multiple	LTM EBITDA Multiple	Forward EBITDA Multiple
Apr-2013	Dex Media Inc.	Dex One Corp. and SuperMedia Inc.[1]	$3,100.0	$2,657.0	$1,094.0	$865.0	1.2x	2.8x	3.6x
Jan-2013	Quad/Graphics, Inc.	Assets of Vertis Holdings, Inc.[2]	$170.0	$1,100.0	$55.0	$45.0	0.2x	3.1x	3.8x
Mar-2012	Transcontinental Inc.	Quad/Graphics Canada Inc.	$85.0	$230.0	NA	$40.0	0.4x	NA	2.1x
Dec-2011	MacAndrews & Forbes Holdings, Inc.	M&F Worldwide Corp.[3]	$2,510.9	$1,745.6	$463.5	$500.8	1.4x	5.4x	5.0x
Mar-2011	Saints Capital	Merisel Inc.[4]	$16.7	$71.3	$4.8	$7.1	0.2x	3.5x	2.4x
Dec-2010	Creditors	Vertis Inc.[5]	$800.0	$1,264.7	$170.1	$160.1	0.6x	4.7x	5.0x
Dec-2010	Equity Group Investments	Rewards Network	$109.1	$110.3	$16.2	$18.9	1.0x	6.7x	5.8x
Nov-2010	R.R. Donnelley & Sons Company	Bowne & Co. Inc.	$465.2	$675.8	$46.1	$63.0	0.7x	10.1x	7.4x
Oct-2010	Quad/Graphics, Inc.	HGI Company, LLC	$35.3	$45.0	NA		0.8x	NA	
Jul-2010	Quad/Graphics, Inc.	World Color Press Inc.[6]	$1,502.2	$3,084.0	$336.0	$383.0	0.5x	4.5x	3.9x
Sep-2009	Cenveo Inc.	Nashua Corporation	$49.7	$265.0	$7.0	$8.2	0.2x	7.1x	6.1x
Jun-2009	Cosmo Films Ltd.	ACCO Brands, Print Finishing Business	$17.1	$100.0	NA		0.2x	NA	
Jan-2009	Management Buyout	Angstrom Graphics, Inc.	$52.4	$97.9	NA		0.5x	NA	
Oct-2008	Vertis Inc.	American Color Graphics Inc.	$331.0	$429.4	$34.9		0.8x	9.5x	
Aug-2008	InnerWorkings Inc.	Mikam Graphics, LLC	$27.1	$30.0	NA		0.9x	NA	
Aug-2008	Bolger, Inc.	Diversified Graphics Incorporated	$10.0	$52.0	NA		0.2x	NA	
Jul-2008	Bowne & Co. Inc.	Capital Systems, Inc.	$13.9	$48.0	NA		0.3x	NA	
Apr-2008	Bowne & Co. Inc.	Rapid Solutions Group, Digital Print Business	$9.5	$45.0	NA		0.2x	NA	
Aug-2007	Cenveo Inc.	Commercial Envelope	$238.3	$161.5	$22.3		1.5x	10.7x	
Jul-2007	Cenveo Inc.	ColorGraphics, Inc.	$100.3	$170.0	NA		0.6x	NA	
May-2007	R.R. Donnelley & Sons Company	Von Hoffmann Corp.	$412.5	$360.0	$54.0		1.1x	7.6x	
May-2007	M&F Worldwide	John H. Harland	$1,658.0	$1,056.5	$194.1		1.6x	8.5x	
Mar-2007	Cenveo Inc.	Cadmus Communications Corp.	$457.2	$451.3	$35.3		1.0x	12.9x	9.0x
Jan-2007	R.R. Donnelley & Sons Company	Perry Judd's Holdings	$181.5	$261.5	$20.9		0.7x	8.7x	
Jan-2007	Polaris Private Equity	Color Print A/S	$175.5	$153.1	$20.6		1.1x	8.5x	
Jan-2007	R.R. Donnelley & Sons Company	Banta Corporation	$1,352.7	$1,537.9	$152.7		0.9x	8.9x	

Sources: Capital IQ, Bloomberg, Company Filings and Press Releases and Equity Analyst Reports.

[1] TEV based on midpoint of $2.59-3.62 billion per Houlihan Lokey's valuation analysis dated 12/5/12. LTM EBITDA is shown pre-synergies

[2] Quad/Graphics' Benchmark Conference Presentation dated May 30, 2013

[3] In Moelis & Company materials dated June 9, 2011, Harland Clarke was valued in the Sum-of-the-Parts analyses. Harland Clarke was the Direct Marketing & Print business of M&F Worldwide and which constituted 67% of total revenue. The mid-point of Moelis' valuation of Harland Clarke was $1,430.5 million (1.3x LTM Revenue and 4.1x LTM EBITDA)

[4] On March 21, 2011, Saints Capital VI, L.P. completed the purchase of common stock (5 million shares) and all of the Series A Preferred Stock from Phoenix Acquisition Company II, L.L.C. for a purchase price of $14.5 million. TEV assumes $11.75mm discounted preferred value, based on $14.5mm total purchase price and $0.55 common share price as of 2/18/11. LTM EBITDA and revenue based on 1/10/11 forecast

[5] Reorganizational value (excluding cash on hand) determined to be $750 million to $850 million from the Plan of Reorganization

[6] TEV based on Equity Purchase Price of $1.0 billion plus $500.3mm assumed debt (per Investor & Analyst Day presentation dated 12/7/10)

COVEVIEW
ADVISORS

Discounted Cash Flow Analysis Commentary

Commentary

- CoveView utilized two sets of financial projections for the years ending December 31, 2013-2017: Management's Five-Year Plan and Management's Five-Year Upside Case
- Management's projections in the Five-Year Plan assume the following
  - Revenue growth of 3.3% in 2013, (0.3%) in 2014, 3.6% in 2015, and 3.1% in 2016 and 2017
  - Gross margin increases to 41.2% in 2013 from 37.3% in 2012. Between 2014-2017, gross margin declines each year to 39.1% by 2017
  - SG&A as a percentage of revenue decreases to 39.9% in 2013 from 40.4% in 2012. Between 2014-2017, SG&A gradually decreases to 38.4% by 2017
  - EBITDA in 2013 increases to $3.6 million from ($1.0) million in 2012, resulting in a margin of 6.0%. In 2014, EBITDA decreases to $2.7 million, resulting in a 4.6% margin. In 2015-2017, EBITDA is $3.1, $3.2, and $3.3 million, respectively, with EBITDA margins each year at approximately 5.0%
  - Capital expenditures in 2013 are approximately $2.4 million and during 2014-2017 are between $2.2 and $2.5 million and are roughly equal to the level of depreciation
- Management's projections in the Upside Case assume the following
  - Revenue growth of 3.3% in 2013, 0.8% in 2014, between 5.0%-5.1% in 2015-2017
  - Gross margin increases to 41.2% in 2013 from 37.3% in 2012. In 2014, gross margin declines to 40.4% but increases each year after to 42.0% by 2017
  - SG&A as a percentage of revenue decreases to 39.9% in 2013 from 40.4% in 2012. Between 2014-2017, SG&A gradually decreases to 36.0% by 2017
  - EBITDA in 2013 increases to $3.6 million from ($1.0) million in 2012, resulting in a margin of 6.0%. In 2014, EBITDA increases to $3.5 million, resulting in a 5.7% margin. In 2015-2017, EBITDA is $4.7, $5.8, and $7.0 million, respectively, with EBITDA margins growing each year to 10% in 2017
  - Capital expenditures in 2013 are approximately $2.4 million and during 2014-2017 are between $2.2 and $2.5 million and are roughly equal to the level of depreciation
- The DCF analyses calculate valuations as of 5/31/13. The seven-month stub period ended 12/31/13 numbers are calculated using FY 2013 numbers from Management's Upside Case less the five-month stub period ended 5/31/13 numbers from Management's 2013 Reforecast. At the time of this calculation, May financials had not yet closed
- CoveView performed the DCF analyses excluding Management's estimate of public company costs of $624k
- The projections assume that the revolving credit facility (August 2013 maturity) is refinanced and the Company has sufficient borrowing base availability during the projection period
- Beyond the projection period, CoveView estimated a terminal value using an exit multiple range of 4.5x-5.5x (midpoint of 5.0x)
- CoveView discounted the resulting free cash flows and terminal value using a weighted average cost of capital range of 14% to 16% (midpoint of 15%)

Discounted Cash Flow Analysis (Management's Five-Year Plan)[1]

Discounted Cash Flow Analysis

Assumes valuation as of 5/31/2013

($ in thousands)

	Historical Summary & Financial Forecast												
	2007	2008	2009	2010	2011	2012	5 months ended 5/31/13	Full Year 2013	7 months ended 12/31/13[2]	2014	2015	2016	2017
Revenue	$93,181	$ 84,178	$62,066	$71,946	$69,652	$58,061	$ 23,393	$ 59,963	$ 36,570	$ 59,755	$ 61,893	$ 63,835	$ 65,806
Growth	*10.0%*	(9.7%)	(26.3%)	*15.9%*	*(3.2%)*	*(16.6%)*		*3.3%*		*(0.3%)*	*3.6%*	*3.1%*	*3.1%*
EBITDA[1]	12,076	3,116	(5,830)	5,355	3,902	(1,015)	1,558	4,213	$ 2,655	3,362	3,702	3,810	3,897
% Margin	*13.0%*	*3.7%*	*NM*	*7.4%*	*5.6%*	*(1.7%)*	*6.7%*	*7.0%*	*7.3%*	*5.6%*	*6.0%*	*6.0%*	*5.9%*
Dep. & Amort.	3,986	4,793	5,251	3,648	2,756	2,441	1,152	2,802	$ 1,650	2,857	2,809	2,842	2,804
% of Sales	*4.3%*	*5.7%*	*8.5%*	*5.1%*	*4.0%*	*4.2%*	*4.9%*	*4.7%*	*4.5%*	*4.8%*	*4.5%*	*4.5%*	*4.3%*
EBIT	8,090	(1,677)	(11,081)	1,537	1,100	(3,456)	407	1,411	$ 1,005	505	892	969	1,092
% Margin	*8.7%*	*NM*	*NM*	*2.1%*	*1.6%*	*NM*	*1.7%*	*2.4%*	*2.7%*	*0.8%*	*1.4%*	*1.5%*	*1.7%*
Income Taxes									-	-	-	-	-
Unlevered Net Income									$ 1,005	$ 505	$ 892	$ 969	$ 1,092
+ D&A									1,650	2,857	2,809	2,842	2,804
- Change in NWC									1,036	37	247	208	220
- Capex	2,567	2,298	2,071	850	1,986	4,557	1,593	2,355	761	2,200	2,300	2,300	2,450
+ Other									(400)	(550)	-	-	-
Unlevered FCF									**$ 457**	**$ 575**	**$ 1,154**	**$ 1,302**	**$ 1,226**
Time from Valuation Date (years)									0.58	1.58	2.58	3.58	4.58
PV of Cash Flow (discounted at 15.0%)									$ 421	461	804	789	646
Terminal Value (5.0x terminal EBITDA multiple)													19,483
PV of Terminal Value (discounted at 15.0%)													10,267
Implied NPV of Firm Value (TEV)													$ 13,389

TEV Sensitivity Analysis

		Exit Multiple				
		4.00x	**4.50x**	**5.00x**	**5.50x**	**6.00x**
Discount Rate	**12.0%**	12,638	13,797	14,956	16,115	17,274
	13.0%	12,183	13,296	14,409	15,521	16,634
	14.0%	11,749	12,818	13,887	14,955	16,024
	15.0%	11,335	12,362	13,389	14,416	15,442
	16.0%	10,940	11,927	12,914	13,901	14,888
	17.0%	10,563	11,512	12,461	13,409	14,358
	18.0%	10,203	11,115	12,028	12,940	13,853

Sources: 10-K's filed for years ended December 31, 2008-2012, Management's Five-Year Plan, Management's 2013 Reforecast received June 7, 2013, Management's estimate of Public Company Costs

(1) Excludes Management's estimate of public company costs of $624k per year starting in 2013 to give pro forma effect to the post-transaction elimination of such costs

(2) Seven-month stub period ended 12/31/13 numbers calculated using FY 2013 numbers from Management's Upside Case less five-month stub period ended 5/31/13 numbers from Management's 2013 Reforecast. At the time of this calculation, May financials had not yet closed

Discounted Cash Flow Analysis (Management's Upside Case)[1]

Discounted Cash Flow Analysis

Assumes valuation as of 5/31/2013

($ in thousands)

	Historical Summary & Financial Forecast													
	2007	2008	2009	2010	2011	2012	5 months ended 5/31/13	Full Year 2013	7 months ended 12/31/13[2]	2014	2015	2016	2017
Revenue	$93,181	$ 84,178	$62,066	$71,946	$69,652	$58,061	$ 23,393	$ 59,963	$ 36,570	$ 60,405	$ 63,499	$ 66,709	$ 70,043
Growth	*10.0%*	*(9.7%)*	*(26.3%)*	*15.9%*	*(3.2%)*	*(16.6%)*		*3.3%*		*0.7%*	*5.1%*	*5.1%*	*5.0%*
EBITDA[1]	12,076	3,116	(5,830)	5,355	3,902	(1,015)	1,558	4,213	$ 2,655	4,087	5,284	6,469	7,630
% Margin	*13.0%*	*3.7%*	*NM*	*7.4%*	*5.6%*	*(1.7%)*	*6.7%*	*7.0%*	*7.3%*	*6.8%*	*8.3%*	*9.7%*	*10.9%*
Dep. & Amort.	3,986	4,793	5,251	3,648	2,756	2,441	1,152	2,802	$ 1,650	2,857	2,809	2,842	2,804
% of Sales	*4.3%*	*5.7%*	*8.5%*	*5.1%*	*4.0%*	*4.2%*	*4.9%*	*4.7%*	*4.5%*	*4.7%*	*4.4%*	*4.3%*	*4.0%*
EBIT	8,090	(1,677)	(11,081)	1,537	1,100	(3,456)	407	1,411	$ 1,005	1,230	2,475	3,627	4,825
% Margin	*8.7%*	*NM*	*NM*	*2.1%*	*1.6%*	*NM*	*1.7%*	*2.4%*	*2.7%*	*2.0%*	*3.9%*	*5.4%*	*6.9%*
Income Taxes									-	-	-	-	-
Unlevered Net Income									$ 1,005	$ 1,230	$ 2,475	$ 3,627	$ 4,825
+ D&A									1,650	2,857	2,809	2,842	2,804
- Change in NWC									1,036	145	397	408	429
- Capex	2,567	2,298	2,071	850	1,986	4,557	1,593	2,355	761	2,200	2,300	2,300	2,450
+ Other									(400)	(550)	-	-	-
Unlevered FCF									**$ 457**	**$ 1,193**	**$ 2,587**	**$ 3,761**	**$ 4,751**
Time from Valuation Date (years)									0.58	1.58	2.58	3.58	4.58
PV of Cash Flow (discounted at 15.0%)									$ 421	956	1,803	2,279	2,504
Terminal Value (5.0x terminal EBITDA multiple)													38,148
PV of Terminal Value (discounted at 15.0%)													20,104
Implied NPV of Firm Value (TEV)													$ 28,066

TEV Sensitivity Analysis

Discount Rate	Exit Multiple 4.00x	4.50x	5.00x	5.50x	6.00x
12.0%	26,841	29,110	31,379	33,649	35,918
13.0%	25,865	28,043	30,222	32,401	34,579
14.0%	24,934	27,026	29,119	31,211	33,304
15.0%	24,046	26,056	28,066	30,077	32,087
16.0%	23,198	25,130	27,062	28,994	30,926
17.0%	22,388	24,246	26,103	27,961	29,819
18.0%	21,615	23,401	25,188	26,974	28,761

Sources: 10-K's filed for years ended December 31, 2008-2012, Management's Upside Case, Management's 2013 Reforecast received June 7, 2013, Management's estimate of Public Company Costs

(1) Excludes Management's estimate of public company costs of $624k per year starting in 2013 to give pro forma effect to the post-transaction elimination of such costs

(2) Seven-month stub period ended 12/31/13 numbers calculated using FY 2013 numbers from Management's Upside Case *less* five-month stub period ended 5/31/13 numbers from Management's 2013 Reforecast. At the time of this calculation, May financials had not yet closed

Weighted Average Cost of Capital Analysis

Weighted Average Cost of Capital Analysis - Project Chelsea

Weighted Average Cost of Capital Calculation:	
Weighted Cost of Equity	
Risk Free Rate (1)	2.2%
Risk Premium for Equities (2)	7.8%
Comparable Company Median Beta (3)	1.34
Industry Specific Risk Premium for Equities (4)	10.5%
Small Size Company Premium	6.4%
Total Premium for Equities (5)	16.8%
Cost of Equity (6)	19.1%
Weighting (7)	63.9%
Weighted Cost of Equity	12.2%
Weighted Cost of Debt	
After Tax Cost of Debt (8)	7.6%
Weighting (7)	36.1%
Weighted Cost of Debt	2.8%
Weighted Average Cost of Capital	**14.9%**

Cost of Debt Calculation

	Amount	Rate
Revolving Credit	$3.5	6.25%
Capital Leases	$1.6	7.00%
Convertible Notes	$2.5	10.00%
Total	$7.6	
Weighted Average Rate		7.6%

Footnotes:
(1) Yield on the 10-year U.S. Government Bond.
(2) Source: Bloomberg.
(3) Based on the median for comparable publicly traded companies.
(4) Risk Premium for Equities x Specific Industry Risk Factor.
(5) Industry Specific Risk Premium for Equities + Small Size Company Premium.
(6) Risk Free Rate + Total Premium for Equities.
(7) Percentages based on median of comparable publicly traded companies.
(8) Assumes 0% tax rate

Small Company Premium & Beta Calculations

Comparable Company (1)	Market Value of Equity (2)	Total Debt	Tax Rate	Beta	Unlevered Beta (3)	Relevered Beta (4)	% Debt	%Equity	Ibbotson Decile (5)	Size Premium (6)	Small Size Premium (7)
CVO	137	1,197	40%	1.79	0.286	0.38	89.8	10.2	10	6.4	0.0
CGX	469	124	40%	1.84	1.585	2.12	20.9	79.1	9	2.9	3.4
HHS	555	107	40%	1.15	1.032	1.38	16.2	83.8	8	2.7	3.7
QUAD	1,170	1,530	40%	1.68	0.941	1.26	56.7	43.3	7	1.9	4.5
RRD	2,302	3,534	40%	1.40	0.730	0.98	60.6	39.4	5	1.8	4.6
SGK	314	74	40%	2.14	1.877	2.51	19.0	81.0	9	2.9	3.4
VCI	1,033	584	40%	1.34	1.000	1.34	36.1	63.9	7	1.9	4.5
MEDIAN				1.68		1.34	36.1 %	63.9 %			
MERISEL							78.5 %	21.5 %	10.0	6.4 %	

Footnotes:
(1) Publicly traded comparable companies.
(2) Market Value of Equity is defined as the current stock price multiplied by the number of shares outstanding.
(3) Beta (Unlevered) = Beta (Levered) / [1+(Debt/Equity)]
(4) Relevered assuming the median debt to equity weighting.
(5) Decile ranking based on market capitalization. Source: Ibbotson & Associates.
(6) Size premium for a given decile based on historical data. Source: Ibbotson & Associates.
(7) Difference between the size premium of a comparable company's given decile and the size premium the Company's decile.

Sources: Bloomberg, Capital IQ, Merisel 10-Q (3-31-13), Management

Appendix

Common Stock Ownership

Common Stock Ownership	
Common Shares Outstanding as of 3/31/13	
Saints Shares	5,000,000
Public Shares	2,214,784
Total Common Shares	7,214,784
% Saints Ownership	*69.3%*
Post-Conversion of $1.75mm Convertible Notes (4/18/13)	
Saints Shares	22,500,000
Public Shares	2,214,784
Total Common Shares	24,714,784
Saints % ownership	*91.0%*
Pro-Forma for Conversion of Remaining $2.5mm Convertible Notes	
Saints Shares	47,500,000
Public Shares	2,214,784
Total Common Shares	49,714,784
Saints % ownership	*95.5%*

Sources: 10-Q (3-31-13), SC 13D/A's filed 4/12/13 and 4/22/13, 8-K filed 4/30/13

EBITDA Reconciliation

Adjusted EBITDA Reconciliation

	FY 2011	FY2012	3 months ended 3/31/13	3 months ended 3/31/12	LTM as of 3/31/13	3 months ended 6/30/13	3 months ended 6/30/12	LTM as of 6/30/13
Net Income	$ (2.5)	$ (18.1)	$ (2.0)	$ (7.1)	$ (13.1)	$ 0.8	$ (1.8)	$ (10.5)
+ Tax Expense (Benefit)	(0.0)	(0.2)	-	-	(0.2)	-	-	(0.2)
+ Net Interest Expense	2.3	3.7	0.9	0.9	3.7	1.0	0.8	3.9
+ Depreciation & Amortization	2.8	2.4	0.6	0.6	2.5	0.6	0.7	2.4
+ Amortization of Deferred Financing Costs	0.2	-	-	-	-	-	-	-
Sub-Total	$ 2.9	$ (12.2)	$ (0.5)	$ (5.5)	$ (7.1)	$ 2.4	$ (0.4)	$ (4.4)
Extraordinary fees and non-recurring expenses:								
+ Relocation Expenses	0.6	0.2	0.1	0.2	0.1	-	0.0	0.0
+ Lease Abandonment Charge	-	4.0	-	4.0	(0.0)	-	-	(0.0)
+ Legal Settlement	0.1	-	-	-	-	-	-	-
+ Professional Fees	0.3	0.3	0.0	0.0	0.3	0.1	0.0	0.4
+ Restructuring Charge	-	0.8	0.2	-	1.0	-	-	1.0
+ Trademark Impairment	-	6.2	-	-	6.2	-	-	6.2
+ Sandy Expenses (Insurance proceeds)	-	(0.4)	0.1	-	(0.3)	-	-	(0.3)
+ Stock Compensation	-	0.1	0.0	0.1	0.0	-	0.0	0.0
Adjusted EBITDA	**$ 3.9**	**$ (1.0)**	**$ (0.0)**	**$ (1.2)**	**$ 0.2**	**$ 2.5**	**$ (0.3)**	**$ 3.0**

Sources: Management's Five Year Plan, Management's 2013 Reforecast received June 7, 2013

Industry Public Company Analysis – Cenveo, Inc.

Summary

- The Print and Envelope segment offers direct mail products used for customer solicitations and custom envelopes used for billing and remittance
- The Label and Packaging segment produces custom labels such as direct mail packaging labels, food and beverage labels, prescription labels
- In Q1 2012, Cenveo realigned its reportable segments as a result of the sale of non-core businesses

Historical Financial Information

	2010	2011	2012	LTM 3/31/13	2013E
Total Revenue	1,708.5	1,909.2	1,797.6	1,774.3	1,762.7
Growth Over Prior Year	*(3.7%)*	*11.7%*	*(5.8%)*	*(6.0%)*	*(1.9%)*
Gross Profit	322.8	363.0	336.4	325.7	
Margin %	*18.9%*	*19.0%*	*18.7%*	*18.4%*	
EBITDA	177.2	205.5	208.1	197.5	204.8
Margin %	*10.4%*	*10.8%*	*11.6%*	*11.1%*	*11.6%*

Annotated Stock Price Graph



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The Company announces sale of Forms and Business Documents Group to Ennis

COVEVIEW ADVISORS

Source: Capital IQ

Industry Public Company Analysis – Consolidated Graphics, Inc.

Summary

- Provides commercial printing and print-related services
- Traditional print services include electronic prepress, digital and offset printing, finishing, storage and delivery of high-quality printed documents
- Also provides fulfillment and mailing services for such printed materials; technology solutions that enable our customers to more efficiently procure and manage printed materials and/or design

Historical Financial Information

	2010	2011	2012	LTM 3/31/13	2013E
Total Revenue	1,032.9	1,052.8	1,047.8	1,048.2	1,039.4
Growth Over Prior Year	3.2%	1.9%	(0.5%)	0.3%	(0.8%)
Gross Profit	247.3	248.1	244.5	243.3	
Margin %	23.9%	23.6%	23.3%	23.2%	
EBITDA	131.4	122.5	103.5	127.8	120.7
Margin %	12.7%	11.6%	9.9%	12.2%	11.6%

Annotated Stock Price Graph



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Industry Public Company Analysis – Harte-Hanks, Inc.

Summary

- Provides direct marketing services and shopper advertising opportunities
- The Direct Marketing segment offers various capabilities and resources, including agency and creative services; database marketing solutions; data quality software and services with Trillium Software; digital marketing; direct mail and logistics; fulfillment and contact centers; and lead generation
- The Shoppers segment owns, operates, and distributes shopper publications

Historical Financial Information

	2010	2011	2012	LTM 3/31/13	2013E
Total Revenue	820.7	811.6	767.7	760.0	766.8
Growth Over Prior Year	*(4.6%)*	*(1.1%)*	*(5.4%)*	*(4.7%)*	*(0.1%)*
Gross Profit	179.1	166.2	153.5	149.4	
Margin %	*21.8%*	*20.5%*	*20.0%*	*19.7%*	
EBITDA	115.0	101.8	90.8	87.1	92.8
Margin %	*14.0%*	*12.5%*	*11.8%*	*11.5%*	*12.1%*

Annotated Stock Price Graph



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COVEVIEW ADVISORS

Source: Capital IQ

Industry Public Company Analysis – Quad/Graphics, Inc.

Summary

- Provides print and related services
- Print products include catalogs, consumer magazines, special interest publications, direct marketing materials, and retail inserts
- Print-related services include digital photography, digital imaging, binding, mailing and distribution, and data optimization and analytics services
- Also designs, develops and manufactures printing-related auxiliary equipment for OEMs

Historical Financial Information

	2010	2011	2012	LTM 3/31/13	2013E
Total Revenue	3,185.8	4,324.6	4,094.0	4,233.9	4,917.4
Growth Over Prior Year	*78.1%*	*35.7%*	*(5.3%)*	*(1.3%)*	*20.1%*
Gross Profit	779.5	1,022.5	910.5	913.5	
Margin %	*24.5%*	*23.6%*	*22.2%*	*21.6%*	
EBITDA	469.4	615.5	576.8	567.5	592.1
Margin %	*14.7%*	*14.2%*	*14.1%*	*13.4%*	*12.0%*

Annotated Stock Price Graph



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- QUAD Class A common stock commences trading on NYSE
- Acquisition of World Color Press
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COVEVIEW ADVISORS

Source: Capital IQ

Industry Public Company Analysis – R.R. Donnelley & Sons Company

Summary

- Integrated communications provider offering pre-media, printing, logistics, and business process outsourcing products and services
- The company's primary products and related service offerings include magazines, catalogs, retail inserts, books, directories, financial print, direct mail, forms, labels, office products, statement printing, pre media, and logistics services

Historical Financial Information

	2010	*2011*	*2012*	*LTM 3/31/13*	*2013E*
Total Revenue	10,018.9	10,611.0	10,221.9	10,235.5	10,214.9
Growth Over Prior Year	*1.6%*	*5.9%*	*(3.7%)*	*(3.0%)*	*(0.1%)*
Gross Profit	2,376.0	2,519.2	2,332.9	2,311.3	
Margin %	*23.7%*	*23.7%*	*22.8%*	*22.6%*	
EBITDA	1,266.1	1,300.4	1,258.2	1,235.2	1,151.0
Margin %	*12.6%*	*12.3%*	*12.3%*	*12.1%*	*11.3%*

Annotated Stock Price Graph



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COVEVIEW ADVISORS

Source: Capital IQ

Industry Public Company Analysis - Schawk, Inc.

Summary

- Provides various graphic services and solutions to clients in the consumer products packaging, retail, pharmaceutical, and advertising markets
- Offers various graphic services comprising creative and executional service offerings, including premedia business services, as well as high-end digital photography, color retouching, large format digital printing and sales, and promotional samples

Financial Summary

	2010	2011	2012	LTM 3/31/13	2013E
Total Revenue	460.6	455.3	459.0	459.0	471.2
Growth Over Prior Year	*1.8%*	*(1.2%)*	*0.8%*	*(0.4%)*	*2.7%*
Gross Profit	178.4	162.3	158.2	158.2	
Margin %	*38.7%*	*35.6%*	*34.5%*	*34.5%*	
EBITDA	75.4	60.5	46.6	46.5	53.9
Margin %	*15.3%*	*13.3%*	*10.2%*	*10.1%*	*11.4%*

Stock Price Graph



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Sources: Capital IQ, Schawk investor relations deck dated March 11, 2013

Industry Public Company Analysis – Valassis Communications Inc.

Summary

- Provides intelligent media delivery. Subsidiaries include Brand.net, Valassis Digital Company, and NCH Marketing Services
- The company operates in three segments: Shared Mail; Neighborhood Targeted; and Free-standing Inserts

Historical Financial Information

	2010	2011	2012	LTM 3/31/13	2013E
Total Revenue	2,333.5	2,236.0	2,162.1	2,126.0	2,035.3
Growth Over Prior Year	4.0%	(4.2%)	(3.3%)	(3.7%)	(5.9%)
Gross Profit	608.9	573.1	551.9	544.0	
Margin %	26.1%	25.6%	25.5%	25.6%	
EBITDA	286.5	299.0	302.4	294.5	283.5
Margin %	12.3%	13.4%	14.0%	13.9%	13.9%

Annotated Stock Price Graph


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COVEVIEW ADVISORS

Source: Capital IQ